VOTING AGREEMENT

      THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of February 19, 2004, by each of the persons whose names appear on the signature pages hereof (the "Stockholders" or individually, each a "Stockholder"), in favor of GVI Acquisition, LLC, a California limited liability company ("GVI LLC").

                               W I T N E S S E T H

      WHEREAS, Thinking Tools, Inc., a Delaware corporation ("TTI"), GVI Security Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of TTI ("Purchaser Subsidiary"), and GVI Security, Inc., a Delaware corporation ("GVI"), are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, Purchaser Subsidiary will merge with and into GVI, and the Stockholders, all current stockholders of GVI, will be issued shares of the Series E Preferred Stock of TTI (the "Shares"); and

      WHEREAS, pursuant to Section 6.11 of the Merger Agreement and as a condition to and in consideration for TTI and Purchaser Subsidiary entering into the Merger Agreement, TTI and Purchaser Subsidiary are requiring the Stockholders to execute and deliver to GVI LLC this Agreement;

      NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto do hereby agree as follows:

      SECTION 1. Legend on Shares. Each certificate evidencing the Shares, and each certificate evidencing Shares held by subsequent transferees of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

      THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT DATED AS OF FEBRUARY 19, 2004, AMONG GVI ACQUISITION, LLC, THE HOLDER OF RECORD OF THIS CERTIFICATE AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE EXCEPT IN ACCORDANCE WITH SUCH AGREEMENT AND UNTIL SUCH TERMS AND CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THINKING TOOLS, INC.

      SECTION 2. Increase in Authorized Shares. Each Stockholder hereby agrees to vote all of the Shares now owned or hereafter acquired by such Stockholder, and any other shares of capital stock of TTI that hereafter may be held by such Stockholder, to effect any and all amendments to the Certificate of Incorporation of TTI (including, without limitation, by effecting a reverse stock split of TTI's common stock), as approved of by TTI's Board of Directors, so that TTI shall have sufficient shares of unissued common stock so as to permit the conversion of all of the Shares and all other shares of preferred stock and convertible securities of Purchaser then outstanding.

      SECTION 3. Approval of Option Plan. Each Stockholder hereby agrees to vote all of the Shares now owned or hereafter acquired by such Stockholder, and any other shares of capital stock of TTI that hereafter may be held by such Stockholder, in favor of the approval of TTI's 2004 Long-Term Incentive Plan in the form annexed hereto as Exhibit A.

      SECTION 4. Registration Rights Agreement. Each Stockholder hereby agrees to vote all of the Shares now owned or hereafter acquired by such Stockholder, and any other shares of capital stock of TTI that hereafter may be held by such Stockholder, in favor of, or otherwise to approve or consent to, any and all amendments, modifications or waivers of the terms of that certain Registration Rights Agreement, a form of which is annexed hereto as Exhibit B (to be entered into by TTI, GVI LLC and each such Stockholder in connection with the transactions contemplated by the Merger Agreement), in each case as may deemed necessary or required in the sole and absolute discretion of GVI LLC.

      SECTION 5. Merger Agreement Indemnification. Each Stockholder hereby agrees to vote all of the Shares now owned or hereafter acquired by such Stockholder, and any other shares of capital stock of TTI that hereafter may be held by such Stockholder, in favor of, or otherwise to approve or consent to, any and all actions, claims, determinations or writings made by GVI LLC pursuant to the provisions of Article 9 of the Merger Agreement, in each case as may be deemed necessary or required in the sole and absolute discretion of GVI LLC.

      SECTION 6. Duration of Agreement. The obligations of each Stockholder under Sections 2 through 4 of this Agreement shall terminate on November 12, 2004. The obligations of each Stockholder under Section 5 of this Agreement shall terminate on the second anniversary of the Effective Time (as defined in the Merger Agreement). Upon the termination of each Stockholder's obligations under Section 5 of this Agreement, this Agreement shall terminate. Notwithstanding any portion of the foregoing to the contrary, in the event that the merger transaction contemplated by the Merger Agreement is not consummated on or before the one month anniversary of the date hereof, this Agreement shall terminate and shall be deemed void ab initio.

      SECTION 7. Manner of Voting. The voting of the Shares pursuant to this Agreement, and any approval or consent required hereunder, may be effected in person, by proxy, by written consent, or in any other manner permitted by the laws of the State of Delaware.

      SECTION 8. Proxy Grant and Remedies.

      (a) In the event that any Stockholder fails to provide the requisite vote, consent, approval, or other writing required hereunder within five (5) days of such Stockholder's receipt of written notice or request thereof from GVI LLC (the date of termination of such five (5) day period shall be referred to herein as the "Notice Date"), such Stockholder hereby appoints GVI LLC to act as such Stockholder's agent, attorney, and proxy, with full power of substitution, to call and attend any and all meetings of the stockholders of TTI, to represent and vote all Shares now owned or hereafter acquired by such Stockholder, and all other shares of capital stock of TTI now or hereafter acquired by such Stockholder (including, without limitation, to execute any consents to corporate action and waivers), and otherwise to act for and on behalf of the Stockholder in the same manner and with the same effect as if Stockholder were personally present at any such meeting or personally acting on any matters identified in this Agreement and submitted to the Stockholders for approval or consent. On the Notice Date, this appointment shall be coupled with an interest, shall be irrevocable, and shall be deemed effective from such date until the termination of such Stockholder's respective obligations under this Agreement as provided in
Section 6 (the "Expiration Date"). This appointment shall be effective and shall empower GVI LLC to act on behalf of each Stockholder with respect to the Shares and all other shares of capital stock of TTI now or hereafter owned by such Stockholder at any meetings of the stockholders of the Corporation, with respect to any consent to corporate action, and/or any other approval or consent required hereunder with a record date on or before the Expiration Date. Each Stockholder authorizes GVI LLC to substitute any other person or entity to act hereunder, to revoke any such appointment and to file this Agreement and any substitution or revocation with the Secretary of TTI.


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

      (b) In addition to the foregoing, in case any one or more of the covenants or agreements set forth in this Agreement shall have been breached by any Stockholder, GVI LLC may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach; and/or an action for specific performance of any such covenant or agreement contained in this Agreement and/or a temporary or permanent injunction, in any case without showing any actual damage. The rights, powers and remedies of GVI LLC under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof. Any purported disposition of the Shares (a "Transfer") in violation of the provisions of this Agreement shall be void ab initio.

      SECTION 6. Successors and Assigns; Restrictions on Transfer. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of GVI LLC, each of the Stockholders and the respective successors or heirs and personal representatives and permitted assigns of GVI LLC and each of the Stockholders. Each Stockholder further agrees that it shall not Transfer any Shares to any person not a party to this Agreement unless such person contemporaneously with such Transfer executes and delivers to GVI LLC an agreement to be bound by the Stockholders' obligations hereunder, whereupon such person shall have the same obligations as the Stockholders under this Agreement.

      SECTION 7. Entire Agreement. This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and all other prior and contemporaneous arrangements or understandings with respect thereto.

      SECTION 8. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, duly sent by first class registered or certified airmail, postage prepaid to such party at the address set forth on the signature page hereof. All such notices, requests, consents and communications shall be deemed to have been given (a) in the case of personal delivery, on the date of such delivery, and (b) in the case of mailing, on the fifth day following the date of such mailing.


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

         SECTION 9. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Agreement may be executed by any one or more parties hereto, by the delivery of signature pages, by facsimile, provided that each party agrees to provide the original of any such faxed documents at the request of any party.

         SECTION 10. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         SECTION 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.


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

      IN WITNESS WHEREOF, the parties hereto have executed this Voting Agreement on the date first above written, in the case of corporations by their respective officers thereunto duly authorized.

                                        GVI ACQUISITION, LLC

                                         By:____________________________________
                                            Name:
                                            Title:

                                        Address: 3940 Laurel Canyon Blvd.
                                                 Suite 327
                                                 Studio City, California 91604

                                        STOCKHOLDERS:

                                        ________________________________________
                                        Thomas Wade

                                        Address: 7706 Bantry Lane, Dallas,
                                                 TX 75248

                                        ________________________________________
                                        Sarah Glenn

                                        Address: 7706 Bantry Lane, Dallas,
                                                 TX 75248

                                        ________________________________________
                                        Stephen Wade

                                        Address: 3105 Lykes Dr, Albuquerque,
                                                 NM 87110

                                        ________________________________________
                                        Shaun Kim

                                        Address: 17517 Fabrica Way, Suite A,
                                                 Cerritos, CA 90703

                                        ________________________________________
                                        Richard Paladino

                                        Address: 734 Walt Whitman Rd, Suite 130,
                                                 Melville, NY 11747


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


                                        FBO - CHARLES M. JONES IRA

                                        By:____________________________________
                                           Name:
                                           Title:

                                        Address: 2525 Overlook Dr, Germantown,
                                                 TN 38138


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